Exhibit 10.9
EXELIS INC. 1997 ANNUAL INCENTIVE PLAN
1. PURPOSE
     The purpose of this Exelis Inc. 1997 Annual Incentive Plan is to provide incentive compensation in the form of a bonus to eligible executives of Exelis Inc. (the “Company”) for achieving specific pre-established performance objectives and to continue to motivate participating executives to achieve their business goals, while tying a portion of their compensation to measures affecting shareholder value; provided, however, that for purposes of grants made under the Predecessor Plan, the term “Company” shall include the ITT Corporation (the “Predecessor Corporation”) as the original grantor. The Incentive Plan seeks to enable the Company to continue to be competitive in its ability to attract and retain executives of the highest caliber.
     This Exelis Inc. 1997 Annual Incentive Plan (the “Incentive Plan”) first became effective as of October 31, 2011 following the spin-off of Exelis Inc. from the Predecessor Corporation on October 31, 2011; provided, however, that for purposes of grants made under the Predecessor Plan, the term “Incentive Plan” shall include shall include the Predecessor Plan as it existed at the time of the grant. The Predecessor Corporation maintained a similar plan prior to the spin-off (the “Predecessor Plan”), and the Incentive Plan was created to govern the awards under the Predecessor Plan, as revised to reflect the spin-off from the Predecessor Corporation. The Plan shall remain in effect as provided in Article IX hereof, and participants shall receive full credit for their service and participation with the Predecessor Corporation as provided in Article IX hereof.
2. PLAN ADMINISTRATION
     The Compensation and Personnel Committee (the “Committee”) of the Board of Directors (the “Board”) of the company shall have full power and authority to administer, construe and interpret the provisions of the Incentive Plan and to adopt and amend administrative rules and regulations, agreements, guidelines and instruments for the administration of the Incentive Plan and for the conduct of its business as the Committee considers appropriate.
     The Committee shall have full power, to the extent permitted by law, to delegate its authority to any officer or employee of the Company to administer and interpret the procedural aspects of the Incentive Plan, subject to the terms of the Incentive Plan, including adopting and enforcing rules to decide procedural and administrative issues.
     The Committee may rely on opinions, reports or statements of officers or employees of the Company and of counsel to the Company (inside or retained counsel), public accountants and other professional or expert persons.
     The Board reserves the right to amend or terminate the Incentive Plan in whole or in part at any time; provided, however, that no amendments shall adversely affect or impair the rights of any participant previously accrued thereby, without the written consent of the participant.

     No member of the Committee shall be liable for any action taken or omitted to be taken or for any determination made by him or her in good faith with respect to the Incentive Plan, and the Company shall indemnify and hold harmless each member of the Committee against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any act or omission in connection with the administration or interpretation of the Incentive Plan, unless arising out of such person’s own fraud or bad faith.
3. ELIGIBLE EXECUTIVES
     Executives of the Company or its affiliates in salary grade 19 and above shall be eligible to participate in the Incentive plan; provided, however, that for purposes of grants made under the Predecessor Plan, the term “Company” shall include ITT Corporation as the original grantor.
4. PLAN YEAR, PERFORMANCE PERIODS, PERFORMANCE MEASURES AND PERFORMANCE TARGETS
     Each fiscal year of the Incentive Plan (the “Plan Year”) shall begin on January 1 and end on December 31. The performance period (the “Performance Period”) with respect to which bonuses may be payable under the Incentive Plan shall be the Plan Year unless the Committee designates one or more different Performance Periods.
     The Committee shall establish the performance measures (the “Performance Measures”) to be used which may include, but shall not be limited to, net operating profit after tax, economic value added, earnings per share, return on equity, return on total capital, or such other measures as determined by the Committee. In addition, Performance Measures may be based upon other objectives such as negotiating transactions or sales and developing long-term goals. The Performance Measures shall be objectively determinable and, to the extent that they are expressed in standard accounting terms, shall be according to generally accepted accounting principles as in existence on the date on which the applicable Performance Period is established and without regard to any changes in such principles after such date. For purposes of the Plan, economic value added shall mean the amount of economic profit created in excess of the amount required to satisfy the obligations to and normal expectations of the Company’s lenders and investors.
     The Committee shall establish the performance targets (the “Performance Targets”) to be achieved which shall be based on one or more Performance Measures relating to the Company as a whole or to the specific businesses of the Company, subsidiaries, operating companies, or operating units as determined by the Committee and shall be expressed as an objective formula to be used in calculating the amount of bonus award each executive shall be eligible to receive. There may be a sliding scale of payment dependent upon the percentage levels of achievement of Performance Targets.
     The Performance Measures and Performance Targets, which may be different with respect to each executive and each Performance Period, must be set forth in writing by the Committee within the first ninety (90) days of the applicable Performance Period.

5. CERTIFICATION OF PERFORMANCE TARGETS AND CALCULATION OF BONUS AWARDS
     After the end of each Performance Period, and prior to the payment for such Performance Period, the Committee must certify in writing the degree to which the Performance Targets for the Performance Period were achieved, including the specific target objective or objectives and the satisfaction of any other material terms of the bonus award. The Committee shall calculate the amount of each executive’s bonus for such Performance Period based upon the Performance Measures and Performance Targets for each executive. In establishing Performance Targets and Performance Measures and in calculating the degree of achievement thereof, the Committee may ignore extraordinary items, property transactions, changes in accounting standards and losses or gains arising from discontinued operations. The Committee shall have authority and discretion to increase or decrease the amount of any executive’s bonus as so determined, and may totally eliminate any bonus award if it determines in its absolute and sole discretion that such action is appropriate in order to reflect the executive’s performance or unanticipated factors during the Performance Period.
6. PAYMENT OF AWARDS
     Approved bonus awards shall be payable by the Company in cash to each executive, or to the executive’s estate in the event of the executive’s death, as soon as practicable after the end of each Performance Period. No bonuses may be paid under the Incentive Plan until the Committee has certified in writing that the relevant Performance Targets were achieved.
     If an executive is not an employee on the last day of the Performance Period, the Committee shall have sole discretion to determine what portion, if any, the executive shall be entitled to receive with respect to any award for the Performance Period. The Committee shall have the authority to adopt appropriate rules and regulations for the administration of the Incentive Plan in such termination cases.
     The Company retains the right to deduct from any bonus awards paid under the Incentive Plan any Federal, state, local or foreign taxes required by law to be withheld with respect to such payment.
7. OTHER TERMS AND CONDITIONS
     Any award made under this Incentive Plan shall be subject to the discretion of the Committee. No person shall have any legal claim to be granted an award under the Incentive Plan and the Committee shall have no obligation to treat executives uniformly. Except as may be otherwise required by law, bonus awards under the Incentive Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary. Bonuses awarded under the Incentive Plan shall be payable from the general assets of the Company, and no executive shall have any claim with respect to any specific assets of the Company.
     Nothing contained in the Incentive Plan shall give any executive the right to continue in the employment of the Company or affect the right of the Company to terminate an executive.

8. ACCELERATION EVENT.
     An “Acceleration Event” shall occur if (i) a report on Schedule 13D shall be filed with the Securities and Exchange Commission pursuant to Section 13(d) of the Securities Exchange Act of 1934 (the “Act”) disclosing that any person (within the meaning of Section 13(d) of the Act), other than the Company or a subsidiary of the Company or any employee benefit plan sponsored by the Company or a subsidiary of the Company, is the beneficial owner directly or indirectly of twenty percent (20%) or more of the outstanding Common Stock $1 par value, of the Company (the “Stock”): (ii) any person (within the meaning of Section 13(d) of the Act), other than the Company or a subsidiary of the Company, or any employee benefit plan sponsored by the Company or a subsidiary of the Company, shall purchase shares pursuant to a tender offer or exchange offer to acquire any Stock of the Company (or securities convertible into Stock) for cash, securities or any other consideration, provided that after consummation of the offer, the person in question is the beneficial owner (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, of twenty percent (20%) or more of the outstanding Stock of the Company (calculated as provided in paragraph (d) of Rule 13d-3 under the Act in the case of rights to acquire Stock); (iii) the consummation of (A) any consolidation, business combination or merger involving the Company, other than a consolidation, business combination or merger involving the Company in which holders of Stock immediately prior to the consolidation, business combination or merger (x) hold fifty percent (50%) or more of the combined voting power of the Company (or the corporation resulting from the merger or consolidation or the parent of such corporation) after the merger and (y) have the same proportionate ownership of common stock of the Company (or the corporation resulting from the merger or consolidation or the parent of such corporation), relative to other holders of Stock immediately prior to the merger, business combination or consolidation, immediately after the merger as immediately before, or (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company, (iv) there shall have been a change in a majority of the members of the Board of Directors of the Company within a 12-month period unless the election or nomination for election by the Company’s stockholders of each new director during such 12-month period was approved by the vote of two-thirds of the directors then still in office who (x) were directors at the beginning of such 12-month period or (y) whose nomination for election or election as directors was recommended or approved by a majority of the directors who were directors at the beginning of such 12-month period or (v) any person (within the meaning of Section 13(d) of the Act) (other than the Company or any subsidiary of the Company or any employee benefit plan (or related trust) sponsored by the Company or a subsidiary of the Company) becomes the beneficial owner (as such term is defined in Rule 13d-3 under the Act) of twenty percent (20%) or more of the Stock.
     Upon the occurrence of such Acceleration Event, the Performance Measures for each Performance Period with respect to which bonuses may be payable under the Incentive Plan shall be deemed to be achieved at the greater of (i) the Performance Target established for such Performance Measures or (ii) the Company’s actual achievement of such Performance Measures as of the Acceleration Event. Payment of the bonuses, for the full year, will be made to each Participating Executive, in cash, within five (5) business days following such Acceleration Event.

9. MISCELLANEOUS.
     The Incentive Plan shall be effective October 31, 2011. The Plan shall remain in effect unless/until terminated by the Board; provided, however, that if an Acceleration Event has occurred no amendment or termination shall impair the rights of any executive with respect to any prior award.
     This Incentive Plan shall be construed and governed in accordance with the laws of the State of New York.
     Notwithstanding any other provision of the Incentive Plan to the contrary, all prior service and participation by a participant with the Predecessor Corporation shall be credited in full towards a participant’s service and participation with the Company.

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